Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Stephanie Bowman

Chief Financial Officer

TUESDAY MORNING CORPORATION

972-934-7251

Laurey Peat
LAUREY PEAT + ASSOCIATES
214-871-8787

TUESDAY MORNING CORPORATION

ANNOUNCES SECOND QUARTER FISCAL 2009 SALES

DALLAS, TX – January 9, 2009 — Tuesday Morning Corporation (NASDAQ: TUES) today reported net sales for the second quarter ended December 31, 2008 were $272.5 million compared to $308.7 million for the quarter ended December 31, 2007, a decrease of 11.7%.  Comparable store sales for the quarter ended December 31, 2008 decreased by 14.9% comprised of a 9.6% decrease in traffic and a 5.3% decrease in ticket.  For the six month period ended December 31, 2008, net sales were $446.1 million compared to $510.3 million for the same time last year.  Comparable store sales for the six month period decreased 15.8% comprised of an 11.4% decrease in traffic and a 4.4% decrease in ticket.

Based on the second quarter sales results, the Company currently expects diluted earnings per share for the second quarter to be in the range of $0.30 to $0.32.  Diluted earnings per share were $0.50 for the quarter ended December 31, 2007.  Based upon the above results, fiscal 2009 sales are projected to be in the range of $800 million to $810 million, diluted earnings per share in the range of $.00 to $.05 and comparable store sales in the low negative double digits.

Kathleen Mason, President and Chief Executive Officer, stated, “The quarter’s results reflect this challenged retail sector.  The shorter holiday selling season, a highly promotional liquidation environment, and the weakest consumer confidence reports on record produced fewer shoppers who spent sharply less than in previous seasons.  Our focus and goal is to maintain our strong balance sheet, remain profitable on an annual basis and continue to be the retailer of choice for first quality, branded, close-out merchandise at value driven prices.”

Tuesday Morning Corporation management will review second quarter financial results, as well as guidance for Fiscal 2009 in a teleconference call on January 27, 2009 at 10:00 a.m. Eastern Time. The Company will release second quarter results prior to the call.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 860 stores in 45 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 and the Company’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2008 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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